Exhibit 15.1

April 27, 2021

The Board of Directors and Stockholders of Microsoft Corporation

One Microsoft Way

Redmond, WA 98052-6399

We are aware that our report dated April 27, 2021, on our review of the interim financial information of Microsoft Corporation and subsidiaries (“Microsoft”) appearing in Microsoft’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, is incorporated by reference in Registration Statement Nos. 333-109185, 333-118764, 333-52852, 333-132100, 333-161516, 333-75243, 333-185757, and 333-221833 on Form S-8 and Registration Statement Nos. 333-228062, 333-228244, and 333-240227 on Form S-3.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington